Exhibit 24.2

Hyundai ABS Funding, LLC
3161 Michelson Drive, Suite 1900
Irvine, California 92612

April 25, 2025

I, Charley Yoon, am Secretary of Hyundai ABS Funding, LLC (the “Company”) and do certify that the attached resolutions were duly adopted by unanimous written consent of the board of directors of the Company on December 30, 2024, and such resolutions have not been amended, rescinded or otherwise modified.

/s/ Charley Yoon
By: Charley Yoon
Title: Secretary

I, Kwan Mook Lim, as Treasurer of the Company, certify that Charley Yoon is the duly elected and qualified Secretary of the Company and that the signature above is his signature.

EXECUTED as of April 25, 2025

/s/ Kwan Mook Lim
By: Kwan Mook Lim
Title: Treasurer

* * *

Resolved, that Charley Yoon, Kwan Mook Lim and Jennifer A. Schwartz and any of them acting alone (each, an “Authorized Officer”) are hereby authorized and empowered, for and on behalf of the Company, to prepare, execute and file, or cause to be prepared and filed with the SEC (i) the registration statement on Form SF-3 in an amount to be determined by an Authorized Officer, of asset-backed securities (the “Securities”) and any and all amendments (including, without limitation, post-effective amendments) or supplements thereto, together with the prospectus, all documents required as exhibits to such registration statement or any amendments or supplements and other documents which may be required to be filed with the SEC with respect to the registration of the Securities under the Securities Act of 1933 (such registration statement, the “Registration Statement”) and (ii) any other documents, including without limitation Form 8-Ks, Form 10-Ks, Form 10-Ds, Forms ABS-EE or letters or agreements relating to the asset-backed securities issued in connection with the Registration Statement, and to take any and all other action that any such Authorized Officer shall deem necessary or advisable in connection with the foregoing.

Resolved, that the President of the Company shall be deemed to be the “principal executive officer” of the Company pursuant to the instructions to Form SF-3 (the “Instructions”) and the Treasurer of the Company shall be deemed to be the “principal financial officer” and “principal accounting officer” of the Company pursuant to the Instructions.

Resolved, that the President of the Company shall be designated to perform the duties associated with the position of “Chief Executive Officer” as described in the Instructions, including to execute the Registration Statement on behalf of the Company.

Resolved, the foregoing resolutions shall not limit the persons who are authorized to execute the Registration Statement and it is hereby provided that each of the members of the board of directors and each of the officers of the Company are authorized, but not required, to sign the Registration Statement and each member of the board of directors and each officer of the Company signing the Registration Statement is authorized to appoint an agent and/or attorney-in-fact to execute future amendments and other documents relating to the Registration Statement.